EXHIBIT 99.1
PRESS RELEASE

CABOT MICROELECTRONICS CORPORATION REPORTS RECORD REVENUE, NET INCOME, AND EPS FOR FOURTH QUARTER AND FULL FISCAL YEAR 2018
Fourth Fiscal Quarter 2018

•	Record Quarterly Revenue, Gross Margin, Net Income and Earnings Per Share; GAAP and Non-GAAP

•	Revenue of $156.7 Million, $19.9 Million or 15% Higher Than Last Year

•	Gross Margin of 53.8%, Up 260 Basis Points Year-Over-Year; Non-GAAP Gross Margin of 54.7%

•	Net Income of $48.2 Million, $21.7 Million or 82% Higher Than Last Year; Non-GAAP Net Income of $38.7 Million

•	Earnings Per Share of $1.84, $0.81 or 79% Higher Than Last Year; Non-GAAP Earnings Per Share of $1.48

Full Fiscal Year 2018

•	Record Revenue, Gross Margin, Net Income and Earnings Per Share in Full Fiscal Year 2018; GAAP and Non-GAAP

•	Revenue of $590.1 Million, $82.9 Million or 16% Higher Than Last Year

•	Gross Margin of 53.2%, Up 310 Basis Points Year-Over-Year; Non-GAAP Gross Margin of 54.1%

•	Net Income of $110.0 Million, $23.1 Million or 27% Higher Than Last Year; Non-GAAP Net Income of $137.0 Million

•	Earnings Per Share of $4.19, $0.79 or 23% Higher Than Last Year; Non-GAAP Earnings Per Share of $5.22

AURORA, IL, October 24, 2018 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and second largest CMP pad supplier to the semiconductor industry, today reported financial results for its fourth quarter and full fiscal year 2018, which ended September 30, 2018.

Key Quarter Highlights
During the fourth fiscal quarter, the company delivered total revenue of $156.7 million, which is $19.9 million, or 15% higher than in the same quarter last year, and a record level for the company. Fourth quarter revenue was driven by growth in tungsten slurries, dielectrics slurries, and CMP pads, which all delivered record results and are the key focus areas for the company. Net income for the quarter was a record $48.2 million, which is $21.7 million, or 82% higher than the same quarter last year.  Diluted earnings per share (EPS) was a record $1.84, which is $0.81, or 79%, higher than in the same quarter last year.  Cash flow from operations was a record $64.9 million.

As previously reported in August, the company has reached an agreement to acquire KMG Chemicals, Inc. for $55.65 in cash and 0.2000 of a share of Cabot Microelectronics common stock per KMG share. KMG's special shareholder meeting to approve the transaction is scheduled for November 13, 2018, and the transaction is expected to close within three days following KMG shareholder approval, subject to customary closing conditions.

"We are proud of our record financial performance for the quarter and for the full fiscal year, which we believe demonstrates the strength of our consumables-based business model as well as our strong focus on the execution of our strategic initiatives," said David Li, President and CEO of Cabot Microelectronics. "Looking forward, we remain excited about the future, both for our core CMP consumables business, which we expect to continue to grow faster than the industry, as well as the expected addition of the KMG portfolio of critical enabling materials. We look forward to welcoming KMG's world class employees to our team. Last, as we close out another record year, I would like to thank our employees at Cabot Microelectronics for their hard work, dedication, and commitment."

Key Financial Information – Fourth Fiscal Quarter
•
Revenue was $156.7 million, which is $19.9 million, or 15%, higher compared to the same quarter last year. The company achieved record quarterly revenue in tungsten slurries, dielectrics slurries and polishing pads, which grew 10%, 12%, and 26% year-over-year, respectively.  Results also benefited from record revenues in Engineered Surface Finishes, which includes QED Technologies.

•
Gross margin for the quarter was 53.8%, compared to 51.2% reported in the same quarter a year ago. Gross margin this quarter included $1.3 million of NexPlanar amortization expense. Excluding this, non-GAAP gross margin was 54.7%. Gross margin this quarter benefited from higher sales volume, a higher value product mix and higher selling prices.

•
Operating expenses, which include research, development and technical, selling and marketing, and general and administrative expenses, were $40.4 million in the fourth fiscal quarter. Operating expenses were $3.4 million higher than the same quarter a year ago, primarily due to acquisition-related expenses of $3.9 million and the absence of the gain on sale of R&D equipment, which had a positive impact on operating expenses last year. Excluding the acquisition-related expenses, operating expenses were $36.5 million, which was $0.5 million lower than the prior year.

•
Net income for the quarter was $48.2 million, which is $21.7 million, or 82%, higher than in the same quarter last year. Net income increased primarily due to higher revenue, higher gross margin and a tax benefit resulting from an update to the previously recorded adverse impact of the U.S. Tax Cuts and Jobs Act ("tax act"), partially offset by higher operating expenses. Non-GAAP net income was $38.7 million, which is $11.2 million, or 41%, higher than the prior year.

•
Diluted EPS was $1.84 this quarter, which is $0.81, or 79%, higher than in the fourth quarter of fiscal 2017. On a non-GAAP basis, diluted EPS was $1.48, which is $0.41, or 38%, higher than last year. GAAP to non-GAAP reconciliation is provided in the financial statements portion of this press release.

Key Financial Information – Full Fiscal Year 2018
•
Revenue was $590.1 million, which is $82.9 million, or 16% higher than for fiscal year 2017. All three key focus product areas delivered record revenues. Revenues increased 14% in tungsten slurries, 16% in dielectrics slurries and 21% in polishing pads. Results also benefited from record revenues in Engineered Surface Finishes, which includes QED Technologies.

•
Gross margin was 53.2% of revenue, 310 basis points higher than the 50.1% reported last year, and slightly above the company's full year guidance of 52% to 53%. Excluding the NexPlanar amortization expense, non-GAAP gross margin for the fiscal year was 54.1%.

•
Total operating expenses were $154.0 million, which is $11.8 million higher than in the prior year, primarily due to higher incentive compensation as well as additional costs related to executive officer transitions and the pending KMG acquisition. Operating expenses include approximately $1.9 million of the referenced amortization expense.

•
Net income was $110.0 million, which is $23.1 million, or 27%, higher than in fiscal year 2017.  Net income includes the initial adverse impact of the enactment of the tax act, acquisition-related expenses and the referenced amortization expense. Non-GAAP net income was $137.0 million, which is $45.8 million, or 50%, higher than last year.

•
Diluted EPS was $4.19, which is $0.79, or 23%, higher than in fiscal year 2017, and includes the negative impact of the tax act.  Non-GAAP diluted EPS was $5.22, which is $1.66, or 47%, higher than for last year.

Guidance Update and Capital Deployment Details
Please note that the guidance below reflects Cabot Microelectronics' business only and does not include KMG.
The company currently expects a low to mid single digit revenue increase for IC CMP consumables in the first fiscal quarter of 2019 compared to the fourth fiscal quarter of 2018.

The company currently expects its gross margin for full fiscal year 2019 to be between 53% and 55%. This includes approximately 80 basis points of NexPlanar amortization expense.

Full fiscal year operating expenses are expected to be between $154 million and $158 million. This includes approximately $1.9 million of NexPlanar amortization expense, but does not include any expenses related to the pending KMG acquisition. Additional current expectations are provided in the related slide presentation.

As announced on September 26, 2018, the company's Board of Directors declared a quarterly cash dividend of $0.40 per share ($1.60 per share on an annualized basis) on the company's common stock. The dividend will be payable on or about October 30, 2018 to shareholders of record at the close of business on October 9, 2018.

The company returned $72 million to shareholders by way of dividends and share repurchases during fiscal year 2018, which represents approximately 60% of the $120 million in free cash flow generated in fiscal year 2017, and exceeds the company's commitment to return 50% of the last year's free cash flow to shareholders.

RELATED SLIDE PRESENTATION
A slide presentation related to this press release will be available at ir.cabotcmp.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL
Cabot Microelectronics Corporation's quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, October 25. The conference call will be available via live webcast and replay from the company's website, www.cabotcmp.com, or by phone at (844) 825-4410. Callers outside the U.S. may dial (973) 638-3236. The conference code for the call is 6151899. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company's website.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and second largest CMP pads supplier to the semiconductor industry. The company's products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers' challenges. The company has approximately 1,150 employees on a global basis. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Colleen Mumford, Director of Investor Relations, at 630-499-2600.

USE OF NON-GAAP FINANCIAL INFORMATION
The company presented the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: gross profit margin, net income and diluted earnings per share excluding the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States ("tax act"), acquisition and integration costs related to the expected acquisition of KMG and amortization expense related to its October 2015 acquisition of NexPlanar Corporation. The non-GAAP financial information provided in this press release is a supplement to, and not a substitute for, the company's financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the tax act, acquisition-related expenses and NexPlanar amortization expenses are not indicative of its core operating results, and thus presents these certain metrics excluding these effects. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. A reconciliation table of GAAP to non-GAAP financial measures is contained in this press release.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the company participates; the company's management; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; new product introductions; development of new products, technologies and markets; the company's supply chain; the financial conditions of the company's customers; natural disasters; the acquisition of, investment in, or collaboration with other entities; uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; the company's current or future tax rate, including the effects of tax reform in the U.S.; the operation of facilities by Cabot Microelectronics; the expected timetable for closing of the proposed transaction between Cabot Microelectronics and KMG; the expected benefits and synergies of the proposed transaction between Cabot Microelectronics and the capital structure of the combined company. Statements that are not historical facts, including statements about Cabot Microelectronics' beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics' management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Cabot Microelectronics' and KMG's filings with the Securities and Exchange Commission ("SEC"), including the risk factors contained in each of Cabot Microelectronics' and KMG's most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and the registration statement of Cabot Microelectronics on Form S-4 registering the common stock of Cabot Microelectronics to be issued in the proposed transaction between Cabot Microelectronics and KMG. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, Cabot Microelectronics has filed with the SEC a registration statement of Cabot Microelectronics on Form S-4 (the "registration statement") that includes a proxy statement of KMG and that also constitutes a prospectus of Cabot Microelectronics (the "proxy statement/prospectus"). KMG has mailed the proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT INFORMATION FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CABOT MICROELECTRONICS, KMG AND THE PROPOSED TRANSACTION. The registration statement, proxy statement/prospectus and other documents filed by Cabot Microelectronics with the SEC may be obtained free of charge at Cabot Microelectronics' website at www.cabotcmp.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Cabot Microelectronics by requesting them by mail at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, Attention: Investor Relations, or by telephone at (630) 499-2600. The proxy statement/prospectus and other documents filed by KMG with the SEC may be obtained free of charge at KMG' website at www.kmgchemicals.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from KMG by requesting them by mail at KMG Chemicals, Inc., 300 Throckmorton Street, Fort Worth, TX 76102, Attention: Investor Relations, or by telephone at (817) 761-6100.

PARTICIPANTS IN THE SOLICITATION
KMG, Cabot Microelectronics, their respective directors and certain of their executive officers and employees may be deemed participants in the solicitation of proxies from KMG shareholders in connection with the proposed transaction under SEC rules. Information regarding Cabot Microelectronics' directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on November 15, 2017, and in its definitive proxy statement filed with the SEC on January 23, 2018 in connection with its 2018 annual meeting of stockholders. Information regarding KMG's directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on October 1, 2018, in its definitive proxy statement filed with the SEC on November 3, 2017 in connection with its 2017 annual meeting of shareholders and in the proxy statement/prospectus. Information regarding the persons who may be deemed to be participants in the solicitation of KMG shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus.

                                                                                                    Contact:
                                                                                                                  Colleen Mumford
                                                                                                                Director of Investor Relations
                                                                                                                Cabot Microelectronics Corporation
                                                                                                                    (630) 499-2600

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Revenue	$156,729	$150,437	$136,784	$590,123	$507,179

Cost of goods sold	72,383	69,737	66,734	276,018	253,050

Gross profit	84,346	80,700	70,050	314,105	254,129

Operating expenses:

Research, development & technical	13,372	13,059	13,839	51,950	55,658

Selling & marketing	6,211	6,207	8,680	25,044	30,846

General & administrative	20,775	19,504	14,489	76,993	55,637

Total operating expenses	40,358	38,770	37,008	153,987	142,141

Operating income	43,988	41,930	33,042	160,118	111,988

Interest expense	102	513	1,127	2,905	4,529

Other income, net	1,137	1,627	798	4,498	1,913

Income before income taxes	45,023	43,044	32,713	161,711	109,372

Provision for income taxes	(3,195)	7,873	6,211	51,668	22,420

Net income	$48,218	$35,171	$26,502	$110,043	$86,952

Income available to common shareholders	$48,172	$35,137	$26,434	$109,920	$86,696

Basic earnings per share	$1.89	$1.37	$1.05	$4.31	$3.47

Weighted average basic shares outstanding	25,515	25,612	25,236	25,478	25,015

Diluted earnings per share	$1.84	$1.34	$1.03	$4.19	$3.40

Weighted average diluted shares outstanding	26,215	26,319	25,710	26,210	25,512

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	September 30, 2018	September 30, 2017
ASSETS:

Current assets:
Cash and cash equivalents	$352,921	$397,890
Accounts receivable, net	75,886	64,793
Inventories, net	71,926	71,873
Other current assets	21,735	16,426
Total current assets	522,468	550,982

Property, plant and equipment, net	111,403	106,361
Other long-term assets	149,329	176,757
Total assets	$783,200	$834,100

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$18,171	$17,624
Current portion of long-term debt	-	10,938
Accrued expenses, income taxes payable and other current liabilities	82,983	62,651
Total current liabilities	101,154	91,213

Long-term debt, net of current portion	-	132,997
Other long-term liabilities	15,354	14,853
Total liabilities	116,508	239,063

Stockholders' equity	666,692	595,037
Total liabilities and stockholders' equity	$783,200	$834,100

CABOT MICROELECTRONICS CORPORATION
U.S. GAAP to Non-GAAP Reconciliation
(Unaudited and amounts in thousands, except per share and percentage amounts)

The following presents reconciliation of the Non-GAAP financial measures included in the Cabot Microelectronics Corporation press release dated October 24, 2018.

	Three Months Ended September 30, 2018			Twelve Months Ended September 30, 2018

	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP
Gross profit (1)	$84,346	$1,309	$85,655	$314,105	$5,164	$319,269
Gross margin*	53.8%		54.7%	53.2%		54.1%

Operating income (2)	43,988	5,638	49,626	160,118	10,895	171,013
Operating margin **	28.1%		31.7%	27.1%		29.0%

Net income (3)	$48,218	$(9,480)	$38,738	$110,043	$26,998	$137,041

Diluted earnings per share (4)	$1.84	$(0.36)	$1.48	$4.19	$1.03	$5.22

(1)	Non-GAAP gross profit for the three months ended September 30, 2018 excludes $1,309 of NexPlanar amortization expense.
Non-GAAP gross profit for the twelve months ended September 30, 2018 excludes $5,164 of NexPlanar amortization expense.

(2)
Non-GAAP operating income for the three months ended September 30, 2018 excludes the item mentioned above in (1) plus $468 of NexPlanar amortization expense and $3,861 of acquisition and integration related costs incurred in connection with KMG acquisition recorded in operating expenses.

Non-GAAP operating income for the twelve months ended September 30, 2018 excludes the item mentioned above in (1) plus $1,870 of NexPlanar amortization expense and $3,861 of acquisition and integration related costs incurred in connection with KMG acquisition recorded in operating expenses.

(3)
Non-GAAP net income for the three months ended September 30, 2018 excludes the items mentioned above in (1) and (2). These adjustments are partially offset by a $14,403 change in estimated transition tax, withholding taxes and re-measurement of U.S. deferred tax assets and liabilities recorded in the first nine months of fiscal 2018 related to U.S. Tax Cuts and Jobs Act (Tax Act) enacted on December 22, 2017, a $457 increase in the provision for income taxes related to excluding NexPlanar amortization, and a $258 increase in the provision for income taxes related to excluding the acquisition and integration related costs incurred in connection with KMG acquisition.

Non-GAAP net income for the twelve months ended September 30, 2018 excludes the items mentioned above in (1) and (2) plus $18,178 of tax expense due to Tax Act. These adjustments are partially offset by a $1,817 increase in the provision for income taxes related to excluding NexPlanar amortization and a $258 increase in the provision for income taxes related to excluding the acquisition and integration related costs incurred in connection with KMG acquisition.

(4)
Non-GAAP diluted earnings per share is calculated based upon Non-GAAP net income. The impact of the Tax Act increased diluted earnings per share by $0.55 for the three months ended September 30, 2018, and reduced diluted earnings per share by $0.69 for the twelve months ended September 30, 2018.

*	Gross margin represents gross profit as a percentage of revenue.
**	Operating margin represents operating income as a percentage of revenue.